CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, President and Kaprel Ozsolak, Chief Financial Officer, of Legg Mason Global Asset Management Trust - Legg Mason BW Absolute Return Opportunities Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2011 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Trustee	Chief Financial Officer
Legg Mason Global Asset Management Trust -	Legg Mason Global Asset Management Trust –
Legg Mason BW Absolute Return	Legg Mason BW Absolute
Opportunities Fund	Return Opportunities Fund

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: June 23, 2011	Date: June 23, 2011

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.